Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cerner Corporation:
We consent to the incorporation by reference in the Registration Statements (No. 333-125492, No. 333-77029, No. 333-93379, No. 333-63226, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8 and (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports dated March 2, 2009, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of January 3, 2009 and December 29, 2007, and the related consolidated statements of operating earnings, changes in equity, and cash flows for each of the years in the three-year period ended January 3, 2009, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of January 3, 2009, which reports appear in the 2008 Annual Report on Form 10-K of Cerner Corporation.
/s/ KPMG LLP
Kansas City, Missouri
March 2, 2009